Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-202064) of Vanguard Natural Resources, LLC of our report dated March 4, 2015 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of LRR Energy, L.P., which appears in LRR Energy, L.P.'s Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
September 4, 2015